Exhibit 24
POWER OF ATTORNEY
               KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Kenneth M.
Hartwick, Terrence Ronan and John S. Miele the true and lawful attorneys-in-fact and agents, with full power of substitution and redistribution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing) to execute for and on behalf of the undersigned, in any and all of the undersigned's capacities, any and all statements on Forms
3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Atlantic Power
Corporation (the "Company") in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission , and with any other entity when and if such is mandated by the Exchange
Act or by the By-laws of the National Association of Securities Dealers, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
              This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
               IN WITNESS WHEREOF, this Power of Attorney has been signed as of October 2, 2014.

Signature:
/s/ Holli Ladhani
Name: Holli Ladhani